UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 11, 2016

FSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-210129	81-2509654
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 South Main Street, Fairport, New York		14450
(Address of Principal Executive Offices)		(Zip Code)

(585) 223-9080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01Other Events

FSB Bancorp, Inc. (“FSB Bancorp”), the proposed holding company for Fairport Savings Bank (the “Bank”), announced on July 11, 2016, that Nasdaq has approved the listing of FSB Bancorp’s shares of common stock on the Nasdaq Capital Market. FSB Bancorp also announced that, subject to customary closing conditions, the second-step conversion of FSB Community Bankshares, MHC (the “MHC”) is scheduled to close on or about July 13, 2016, at which time the MHC and FSB Community Bankshares, Inc. (“FSB Community”), the current mid-tier holding company for the Bank, will cease to exist and FSB Bancorp will become the fully public stock holding company for the Bank.  The shares of common stock of FSB Community will cease being quoted under the trading symbol “FSBC” on the OTC Pink Marketplace at the close of trading on or about July 13, 2016.  The shares of common stock of FSB Bancorp sold in the offering and issued in the exchange are expected to begin being trading on the Nasdaq Capital Market on or about July 14, 2016. FSB Bancorp’s trading symbol on the Nasdaq Capital Market will continue to be “FSBC.”

Direct Registration Statements reflecting the shares purchased in the subscription and community offerings are expected to be mailed to subscribers on or about July 13, 2016.  Stockholders of FSB Community holding shares in street name will receive shares of FSB Bancorp common stock and cash in lieu of fractional shares within their accounts.  Stockholders of FSB Community holding shares in certificated form will be mailed a letter of transmittal on or about July 14, 2016. After submitting their stock certificates and a properly completed letter of transmittal to FSB Community’s transfer agent, stockholders will receive Direct Registration Statements reflecting their shares of FSB Bancorp common stock and checks for cash in lieu of fractional shares.

A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated July 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FSB BANCORP, INC.
DATE: July 11, 2016	By:	/s/ Kevin D. Maroney
Kevin D. Maroney
Chief Financial Officer and Chief Operating Officer